EXECUTIVE EMPLOYMENT AGREEMENT This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this 8th day of November (the “Agreement Date”) and will become effective the 1st day of December 2024 (the “Effective Date”), by and between Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) and Kenneth Young, an individual (the “Executive''). RECITALS WHEREAS, the Company desires to employ the Executive, and the Executive desires to provide services as an employee to the Company, on the terms and conditions specified in this Agreement; WHEREAS, the Company and the Executive desire to set forth in writing their understandings and agreements with respect to all such matters; and WHEREAS, as of the Effective Date, this Agreement supersedes and negates all previous agreements and understandings between the Company and the Executive (or any affiliate of the Executive, as the case may be) with respect to the Executive’s service relationship (whether as a consultant or an employee) with the Company (including, without limitation, that certain Independent Contractor Agreement, dated as of September 20, 2024, between the Company and OpenSky, LLC (the “Prior Consulting Agreement”)). AGREEMENT NOW, THEREFORE, in consideration of the foregoing, the Company's employment of the Executive, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intended to be legally bound, agree as follows: (1) RECITALS. The foregoing recitals are true and correct and are expressly incorporated herein by this reference. (2) EMPLOYMENT. The Company offers and the Executive accepts employment upon the terms and conditions hereinafter set forth. (3) TERM OF EMPLOYMENT. The Executive shall be employed by the Company during the Term. The “Term” shall commence on the Effective Date and shall extend until the fifth anniversary of the Effective Date, subject to extension as provided below and subject to earlier termination as provided in this Agreement (the “Term”). If either the Company or the Executive does not wish to renew the Term when it expires at the end of the current term thereof, or any subsequent renewal term, as hereinafter provided, or if either the Company or the Executive wishes to renew this Agreement on different terms than those contained herein, it or he shall give written notice of such intent to the other party at least ninety (90) days prior to the expiration date of the Term as then in effect (in which case, the Term shall end at the end of the Term as then in effect with no further extension thereof, subject to earlier termination as provided in this Agreement). In the absence of

2 such notice, the Term will automatically renew for a period of one (1) additional year from the date of expiration of the Term (whether the initial Term or a renewal period, as the case may be) as then in effect. The parties expressly agree that designation of a Term and renewal provisions in this Agreement do not in any way limit the right of either party to terminate the Term, and the Executive’s employment by the Company, pursuant to the provisions of this Agreement. Reference herein to the Term of this Agreement shall refer both to the initial term and any successive renewal term as the context requires. Provision of notice that the Term shall not be extended or further extended, as the case may be, shall not constitute a breach of this Agreement. However, in the case of a provision of such notice by the Company, the Executive’s employment by the Company shall (unless otherwise agreed to in writing by the parties, and subject to any earlier termination of the Executive’s employment pursuant to this Agreement) terminate at the end of the Term then in effect and such termination of the Executive’s employment by the Company at the end of such Term shall be treated as a termination of the Executive’s employment by the Company without “cause” for purposes of this Agreement. (4) POSITIONS AND DUTIES. During the Term, the Executive shall serve as the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the “Board”). The Executive currently serves as a member of the Board and, if any term of the Executive’s service on the Board is scheduled to end during the Term, the Company will nominate the Executive for re-election as a member of the Board in connection with such expiring term (provided that the Executive is able and willing to continue to serve in such capacity and subject to applicable laws). (5) DUTIES AND RESPONSIBILITIES. During the Term, the Executive shall have the powers, authorities, duties and obligations of management usually vested in the office of the Chief Executive Officer of a company of a similar size and similar nature of the Company, and such other powers, authorities, duties and obligations commensurate with such positions as the Board may assign from time to time, all subject to the directives of the Board and the corporate policies of the Company as they are in effect from time to time throughout the Term. The Executive acknowledges that his duties for the Company may require him to travel from time to time on Company business, including to Company offices and facilities. The Executive shall perform all his duties for the Company to the best of the Executive’s ability, experience, and talents. During the Term, the Executive shall devote substantially all of his professional time, attention, and energies to the business of the Company and shall at all times comply with all of the policies of the Company in accordance with their respective terms. Notwithstanding the foregoing, the Executive may engage in (a) work for B. Riley Financial, Inc. and its subsidiaries at any time during the Term, (b) service on the board of directors or trustees of not-for-profit organizations, (c) other civic, philanthropic, or community service activities, and (d) management of his personal and family investments and affairs, so long as such activities do not materially interfere with the Executive's ability to comply with the terms and conditions of the Agreement and are not otherwise in conflict with the Bylaws, policies, practices, procedures, and rules or interests of the Company (provided in no event shall anything in such documents be construed to expand the definition of “cause” hereunder). The Executive shall undertake no activity, which might materially interfere with the policies or interests of the Company. The Executive shall not undertake any activity which might materially interfere with the

3 proper performance of the Executive's duties to the Company hereunder, without first obtaining the permission of the Board. (6) COMPENSATION. a. Annual Base Salary. For all services rendered by the Executive pursuant to this Agreement, during the first year of the Term, the Company shall pay the Executive a base salary at an annualized rate of $800,000 (the “Base Salary”). The Executive’s Base Salary shall accrue and be payable in installments in accordance with the Company's regular payroll procedures. Executive's Base Salary shall not be decreased without Executive's written consent. b. Bonus Payment. i. In addition to the annual base salary, the Executive shall be eligible for an annual bonus (the “Bonus”), with a target amount of 100% of the Executive’s annual base salary for the year, for each fiscal year of the Company that ends during the Term based on objectives stipulated by the Board (or a committee thereof) from time to time (the “Performance Objectives”) and other factors deemed relevant to the Board (or a committee thereof). The Board (or a committee thereof) will determine the Executive’s eligibility for the Bonus annually and, if applicable, the amount of any Bonus based upon the Board's (or applicable committee’s) assessment of the achievement of the applicable Performance Objectives and other factors deemed relevant to the Board (or a committee thereof). Notwithstanding the foregoing and except as otherwise expressly provided in this Agreement, the Executive must be employed by the Company at the time the Company pays incentive bonuses to employees generally with respect to a particular fiscal year in order to earn and be eligible for a Bonus for that year (and, if the Executive is not so employed at such time, in no event shall the Executive have been considered to have “earned” any Bonus with respect to the fiscal year). ii. The Bonus shall also be subject to the terms of any bonus policy implemented by the Company from time to time. The payment of any such Bonus shall not be included for the purpose of calculating any applicable severance pay, resignation pay, or other similar pay. iii. At the mutual election of the Company and the Executive, and taking into account any requirements related to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties may agree from time to time on additional terms and conditions related to the payment of any Bonus earned by the Executive that will result in such payments being deferred until the termination of the Executive's employment with the Company. Upon request of either party any such agreement will be evidenced by a written acknowledgement signed by the Executive and the Company. For the avoidance of doubt, if the parties agree upon any such deferral of any Bonus, such payments (once earned and deferred) shall not be subject to forfeiture or otherwise excused for any reason, including without limitation any termination of this Agreement for “cause”, but shall be subject to Section 18. c. Equity-Based Awards. From time to time during the Term, the Company may also grant

4 equity-based awards (the form of which may be stock options, stock units, performance stock units, or otherwise) to the Executive at the sole discretion of the Board (or a committee thereof). Whether such awards will be granted to the Executive, the timing of any such awards, the type of any such awards, and the vesting and other terms and conditions of any such awards, will be determined by the Board (or a committee thereof). d. Executive Benefits. The Executive shall, during the Term, be entitled to participate in all employee benefit plans and arrangements as shall from time to time be made available by the Company generally to or for other senior executives of the Company, including, without limitation, medical, dental, disability and life insurance, subject to the terms and conditions of those benefit plans and arrangements as in effect from time to time. Such benefits are subject to change at the sole discretion of the Company. e. Commuting and Lodging Expenses. During the Term and for so long as the Executive elects to keep his primary residence in Washington, D.C., the Company will reimburse the Executive for reasonable air fare between the state in which the Company’s principal office is located and Washington D.C., with a maximum reimbursement of one round-trip flight every week plus reasonable expenses for travel to and from an airport. During the Term and for so long as the Executive elects to keep his primary residence in Washington, D.C., the Company shall also reimburse the Executive for the reasonable cost of a mutually agreed-upon hotel or other lodging proximate to the Company’s principal office. Any reimbursement under this paragraph shall be subject to legally required tax and other withholdings, if any, and if any such expenses are paid directly by the Company the Executive agrees that the Company may satisfy any required withholding from amounts otherwise payable to the Executive (or, if no such other amount is available to satisfy such withholding obligations at the applicable time, the Executive will make arrangements satisfactory to the Company to satisfy such withholding). f. Other Expenses. The Executive shall be entitled to be reimbursed for reasonable and necessary expenditures incurred in the performance of the Executive's duties hereunder, provided that such expenditures are incurred and accounted for in accordance with the policies and procedures established by the Company. The Executive agrees to promptly submit and document any reimbursable expenses in accordance with the Company’s expense reimbursement policies to facilitate the timely reimbursement of such expenses. (7) TERMINATION. a. Termination With and Without Cause. i. The Company may terminate the Term, and the Executive’s employment with the Company, at any time for cause upon written notice to the Executive. The term “cause” as used herein shall mean that the Executive: (i) has been convicted of, or pled guilty or nolo contendere (or entered a similar plea) to, a crime involving moral turpitude (including fraud, or embezzlement) or any felony; (ii) has committed any act or acts amounting to gross negligence or willful misconduct, as reasonably determined by the Board, that results in material economic or reputational harm to the Company; (iii) has violated in a material respect the Company's policies on non-discrimination and/or

5 harassment; (iv) has materially failed to comply with any other material Company policy generally applicable to the Company's employees that has been provided or made available to the Executive, provided that, in the case of (iv) only and only if a cure is reasonably possible in the circumstances, the Executive has been previously notified of any such failure end has been provided at least ninety (90) days to cure any such failure. Termination of Executive's employment shall not be deemed to be for “cause” unless Executive has had a reasonable opportunity, together with counsel, to respond to all relevant allegations upon which a contemplated termination for cause is based. ii. The Term, and the Executive’s employment with the Company, may be terminated at any time by the Company without cause (for any reason or for no reason) upon at least sixty (60) days’ prior written notice by the Company to the Executive. b. Mutual Agreement. The Term, and the Executive's employment with the Company, may be terminated at any time by the mutual written agreement of both parties. c. Death. The Term, and the Executive’s employment with the Company, shall terminate at the Executive's death. d. Inability to Perform the Essential Functions of the Job. The Term, and the Executive's employment with the Company, shall terminate upon the Executive's inability to perform the essential functions of the job. For all purposes of this Agreement, the Executive shall be deemed to be unable to perform the essential functions of the job at the earlier of (i) the commencement of the Company's first salary period with respect to which the Executive first receives benefits under any long-term disability insurance policy purchased by the Company for the benefit of the Executive, or (ii) at such time as the Executive is unable to perform the essential functions of Executive's job for a period of ninety (90) consecutive days (which period may be extended by up to thirty (30) days at the Company's sole discretion). e. Termination for “Good Reason”. The Executive may terminate the Term, and the Executive’s employment with the Company, immediately upon written notice for “good reason'' after the applicable cure period (as provided for below) has lapsed without the Company having reasonably cured the applicable circumstances giving rise to good reason. For purposes of this Agreement, “good reason” shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances: (i) a reduction in (1) the Executive's annual Base Salary (other than a reduction, not more than twenty percent (20%) that is consistent with reductions in the base salaries for other Company senior executives generally), or (2) in the Executive’s annual Bonus opportunity, or annual long-term incentive award opportunity (other than a reduction, not more than twenty percent (20%) that is consistent with reductions in the annual bonus or annual long-term inventive award opportunities for other Company senior executives generally); (ii) the Company requiring the Executive to relocate his primary residence from his current residence in Washington D.C.; (iii) a material adverse change or material diminution in the Executive's duties, responsibilities, or authorities, the Executive being removed from his position as the Company’s Chief Executive Officer, or the Company requiring the

6 Executive to report to a person other than directly to the Board; or (iv) a material breach by the Company of this Agreement; provided, however, that any such condition or conditions, as applicable, shall not constitute good reason unless both (x) the Executive provides written notice to the Company of the condition claimed to constitute Good Reason within sixty (60) days of the initial existence of such condition(s), and (y) the Company fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Executive’s employment with the Company shall not constitute a termination for good reason unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute Good Reason. f. Termination without “Good Reason”. The Term, and the Executive’s employment with the Company, may be terminated at any time by the Executive without good reason upon at least thirty (30) days’ prior written notice by the Executive to the Company. g. Repayment of Previous Signing Bonus. Prior to signing this Agreement, the Company paid the Executive a total of $800,000 as a signing bonus (the “Previous Signing Bonus”) pursuant to the Prior Consulting Agreement. Although the parties agree that this Agreement supersedes and negates all previous agreements and understandings between the Company and the Executive, including the Prior Consulting Agreement, the parties also agree that they intend to be bound by the following repayment provisions that originated in the Prior Consulting Agreement. Specifically, if the Executive is terminated for cause, or the Executive voluntarily terminates his employment before September 20, 2027, the Executive shall repay or shall cause OpenSky, LLC to repay to the Company a prorated amount of the Previous Signing Bonus calculated based on the number of months that have passed since the date of the Previous Signing Bonus. The Executive shall make or cause such payment to be made to the Company immediately following any such termination. h. Severance. Except as provided below, the Company agrees that if the Executive’s employment is terminated by the Company during the Term without “cause” as defined above in Section 7(a)(i) (and other than (x) a termination described in Section 7(a)(i), (b), (c), (d) or (f) above, or (y) a termination upon or after the expiration of the Term, but including any termination of the Executive’s employment with the Company effective upon the expiration of the Term as a result of the Company’s delivery of a notice of non-renewal of the Term pursuant to Section 3), or should the Executive’s employment be terminated during the Term by the Executive for “good reason” as defined above (and other than (x) a termination described in Section 7(a)(i), (b), (c), (d) or (f) above, or (y) a termination upon or after the expiration of the Term), the Executive will be entitled to the following, in each case subject to and on the terms described in Section (7)(i) below: (i) severance pay (the “Severance”) equal, in the aggregate, to the Severance Multiplier (as defined below) multiplied by the sum of (a) the Executive’s annual rate of Base Salary from the Company in effect immediately before the termination of the Executive’s employment with the Company (determined before giving effect to any decrease in the rate thereof that occurred in the four (4) month period preceding the termination of the Executive’s

7 employment with the Company) plus (b) the Executive’s target annual Bonus in effect immediately before the termination of the Executive’s employment with the Company (with the target level of the Executive’s annual Bonus to be determined without giving effect to any decrease in the rate thereof, or any decrease in the rate of the Executive’s Base Salary, that occurred in the four (4) month period preceding the termination of the Executive’s employment with the Company); (ii) if, as of the date of the termination of the Executive’s employment with the Company (such date, the “Severance Date”), the Company has not paid bonuses to its executives generally for the fiscal year preceding the fiscal year in which such Severance Date occurs, the Executive shall be paid his Bonus (if any, and to the extent not previously paid) due for such prior fiscal year, to be determined and paid as though the Executive’s employment had continued through the applicable payment date (except that such payment shall be made in the period of ten (10) business days following the sixtieth (60th) day following the Executive’s last day of employment with the Company); (iii) the Company shall pay the Executive a pro-rated target annual Bonus for the fiscal year in which the Severance Date occurs, such payment to be made in the period of ten (10) days following the sixtieth (60th) day after the Severance Date (with the target level of the Executive’s annual Bonus to be determined without giving effect to any decrease in the rate thereof, or any decrease in the rate of the Executive’s base salary, that occurred in the four (4) month period preceding the Severance Date, and with the pro-ration based on the number of calendar days in such fiscal year on which the Executive was employed with the Company through the Severance Date over the total number of calendar days in such fiscal year); (iv) the Company shall pay the Executive an amount equal to (a) twelve times the Severance Multiplier multiplied by (b) the monthly cost (as reasonably determined by the Company based on the Executive’s healthcare coverage as in effect immediately prior to, and the applicable COBRA premiums for such coverage determined at the time of, the termination of the Executive’s employment with the Company) for the Executive to continue healthcare coverage under COBRA for the Executive and the Executive’s eligible dependents for the month following the month in which the Severance Date occurs, with such payment to be made in the period of ten (10) days following the sixtieth (60th) day following the Severance Date (for clarity, such payment to be made regardless of whether the Executive elects COBRA coverage and the Executive shall have no obligation to use such payment for COBRA coverage); (v) The Executive will be fully vested as of the Severance Date in the Executive’s benefit (if any, and to the extent otherwise unvested) under each of the Company’s Supplemental Executive Retirement Plan and under the Company’s Restoration Plan (in each case, as such plan may be in effect from time to time and including any similar successor plan(s)); and (vi) The following shall apply to each equity award granted by the Company to the

8 Executive that is outstanding and unvested immediately prior to the termination of the Executive’s employment with the Company unless, as to a particular equity award, otherwise expressly provided for in the applicable award agreement: (a) This clause (a) applies if clause (b) below does not apply. Each such award that vests based solely on the Executive’s continued employment or service with the Company (including any such award that was originally subject to performance-based vesting conditions but as to which only continued employment or service-based vesting conditions continue to apply immediately prior to the termination of the Executive’s employment with the Company) shall vest as of the Severance Date to the extent that it was otherwise scheduled to vest (assuming the Executive’s continued employment with the Company and disregarding any other accelerated vesting provisions) within one year following the Severance Date. As to any such award that includes (immediately prior to the termination of the Executive’s employment with the Company) performance-based vesting conditions, such award shall remain outstanding as to any performance period scheduled (as determined immediately prior to the termination of the Executive’s employment with the Company and disregarding any other accelerated vesting provisions) to end upon or within one year following the Severance Date and shall remain eligible to vest as to such performance period as though the Executive had remained employed with the Company for one year following the Severance Date. (b) This clause (b) applies if the Severance Date occurs during a Change in Control Window. Each such award that vests based solely on the Executive’s continued employment or service with the Company (including any such award that was originally subject to performance- based vesting conditions but as to which only continued employment or service-based vesting conditions continue to apply immediately prior to the termination of the Executive’s employment with the Company) shall fully vest as of the Severance Date. As to any such award that includes (immediately prior to the termination of the Executive’s employment with the Company) performance-based vesting conditions, such award shall remain outstanding as to any performance period scheduled (as determined immediately prior to the termination of the Executive’s employment with the Company) to end upon or following the Severance Date and shall remain eligible to vest as to such performance period as though the Executive had remained employed with the Company through the applicable vesting date. In the event any amounts are payable pursuant to this Agreement and are unpaid at the time of the Executive’s death, such remaining payment(s) shall be made to the Executive's estate. For purposes of this Agreement, the “Severance Multiplier” is two (2); provided that if the Executive’s Severance Date occurs during a Change in Control Window (as defined

9 below), the Severance Multiplier shall be three (3). For purposes of this Agreement, the “Change in Control Window” is the period of time commencing with and including the date on which a Change in Control (as defined below) occurs and continuing for two (2) years thereafter. For purposes of this Agreement, “Change in Control” means the occurrence of a Change in Control (as such term is defined in the Company’s 2021 Long-Term Incentive Plan, as such plan is in effect on the Effective Date) that constitutes either a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code and the regulations promulgated thereunder. i. Payment and Conditions for Severance Compensation. For purposes of this Agreement, any Severance payable pursuant to Section 7(h)(i) above shall be paid in periodic installment payments (each representing the applicable fraction of the total Severance benefit provided for above) pursuant to the Company's customary payroll schedule over a number of months following the Severance Date (with such number of months equal to twelve (12) multiplied by the Severance Multiplier), except that the first payment shall be made within ten (10) days following the date that is sixty (60) days after the Severance Date and shall include any installments that would have otherwise been made during such sixty (60) day period but for this delay provision; provided, however, that (a) if the Severance Date occurs in a Change in Control Window, any Severance payable pursuant to Section 7(h)(i) shall be paid to the Executive in a single lump sum on (or within ten (10) days following) the sixtieth (60th) day following the Severance Date, and (b) if the Severance Date had occurred prior to the Change in Control Window, any Severance (or remaining installments of the Severance, as the case may be) payable pursuant to Section 7(h)(i) shall be paid to the Executive in a single lump sum on (or within ten (10) days following) the later of the sixtieth (60th) day following the Severance Date or the date of the corresponding Change in Control. Any equity awards that accelerate pursuant to Section 7(h)(vi) shall be settled in accordance with the applicable award terms but in all cases within the period of time for the award (to the extent applicable) to qualify as a short-term deferral within the meaning of Section 409A of the Code and the regulations promulgated thereunder. All Severance and other amounts or benefits pursuant to Section 7(h) are subject to the provisions of Sections 7(m) and 17 below. Notwithstanding anything else in this Agreement to the contrary, any Severance and other amounts or benefits pursuant to Section 7(h) shall only be payable if the following conditions precedent are satisfied: (i) the Executive executes, and returns to the Company, a Severance Agreement and Release (in the form provided for below) no later than 21 days (or, if required by applicable law in order to give effect to the purposes of such release, 45 days) following the Company’s delivery of the Severance Agreement and Release to the Executive, (ii) the Executive does not revoke such Severance Agreement and Release or any portion thereof, and (iii) the Executive remains in material compliance with all provisions of this Agreement that survive the termination of the Term. If, following the termination of the Executive’s employment, the Executive materially breaches his obligations under this Agreement that survive the termination of the Term, then from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to the Company, the Executive will no longer be entitled to, and the Company will no longer be obligated to pay, any remaining

10 unpaid portion of the Severance or other amounts or benefits pursuant to Section 7(h) (provided that, if the Executive is otherwise entitled to Severance in the circumstances and satisfies the applicable Severance Agreement and Release conditions, in no event shall the Executive be entitled to Severance of less than $5,000, which amount the parties agree is good and adequate consideration, in and of itself, for the Executive’s agreements in the Severance Agreement and Release). The Company shall provide the form of Severance Agreement and Release to the Executive not later than ten (10) days following a termination of the Executive’s employment pursuant to Section 7(a)(ii) or 7(e) above, which form will be substantially similar to the example attached as Exhibit A to this Agreement, with such modifications thereto as the Company may reasonably determine are necessary and appropriate to fulfill the intents and purposes of such agreement (such as, without limitation, to address changes in applicable law). j. Accrued Amounts. Upon any termination of the Executive’s employment with the Company, regardless of the reason and with no requirement to provide a Severance Agreement and Release, the Executive shall be entitled to (i) payment of any accrued and unpaid base salary from the Company, (ii) reimbursement of business expenses incurred by the Executive during the Term that are otherwise reimbursable pursuant to this Agreement, (iii) the Executive’s benefits otherwise due to terminated employees under group insurance coverage consistent with the terms of the applicable Company welfare benefit plan; (iv) the Executive’s rights under COBRA to continue health coverage; and (v) the Executive’s benefits otherwise due in accordance with the terms of the Company’s 401(k) plan (if any). k. Notice of Termination; Exclusive Remedy. Any termination of the Executive’s employment by either party requires notice to the other party. The Executive agrees that the payments and benefits contemplated by this Section 7 shall constitute the exclusive and sole remedy for any termination of the Term and the Executive’s employment and the Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of the Term or his employment. Notwithstanding anything else to the contrary, the Executive shall not be entitled to severance benefits under any other severance plan, policy or arrangement of the Company. The Company and the Executive acknowledge and agree that there is no duty of the Executive to mitigate damages under this Agreement. All amounts paid to the Executive pursuant to this Section 7 shall be paid without regard to whether the Executive has taken or takes actions to mitigate damages. l. Leave. In the event that notice of termination is given pursuant to Section 7(a)(ii) or 7(e), the Company will have the option to place the Executive on paid administrative leave during the applicable notice period. m. Resignations. The Executive hereby irrevocably resigns, upon the termination of his employment with the Company (regardless of the reason for such termination), as an officer and director of the Company and any affiliate of the Company, and as a fiduciary of any benefit plan of the Company or any affiliate of the Company. The Executive agrees to promptly execute and provide to the Company any further documentation, as requested by the Company upon or following the termination of the Executive’s employment with the Company, to confirm such resignations and to remove himself as a signatory on any accounts maintained by the Company or any of its affiliates (or any

11 of their respective benefit plans). n. Section 280G. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement between the Executive and the Company or any of its affiliates or any other document or agreement (whether written or oral), to the extent that any payments, benefits or distributions provided to the Executive, or for the Executive’s benefit, in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) would be subject to the excise tax imposed under Section 4999 of the Code (such excise tax, the “Excise Tax”, and such payments and benefits that would be subject to the excise tax, the “Benefits”), the Benefits shall be reduced (but not below zero) so that the Parachute Value (as defined below) of all Benefits, in the aggregate, equals the Limited Benefit Amount (as defined below), if and to the extent that such reduction in the Benefits would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm (as defined below) determines to be likely to apply to the Executive in the relevant tax year(s)), than if the Executive received all of the Benefits. Unless the Executive shall have given prior written notice to the Company specifying a different order to effectuate the Limited Benefit Amount, any such notice to be consistent with the requirements of Section 409A of the Code, to the extent that a reduction in Benefits is required pursuant to this Section 7(n), the Company shall reduce or eliminate amounts which are payable first from any cash severance, then from any cash retention bonuses, then from any payment in respect of an equity award that is not covered by Treas. Reg. Section 1.280G- 1 Q/A-24(b) or (c), then from any payment in respect of an equity award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive’s rights and entitlements to any benefits or compensation. For purposes of all present-value determinations required to be made under this Section 7(n), the Executive and the Company elect to use the applicable federal rate that is in effect as of the date of the change of control pursuant to Treas. Reg. Section 1.280G-1, Q/A-32. For purposes of this Agreement, the “Parachute Value” of a Benefit shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Benefit that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Benefit, and “Limited Benefit Amount” shall mean 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code. Any determination as to whether the Benefits shall be reduced to the Limited Benefit Amount pursuant to this Section 7(n) (the “Determination”) and the amount of such Limited Benefit Amount shall be made by a nationally-recognized accounting firm, executive compensation consulting firm or Section 280G consulting firm (such firm, the

12 “Accounting Firm”) at the Company’s expense. (8) RESTRICTIVE COVENANTS AND ASSIGNMENT OF INVENTIONS. a. Preliminary Statement and Definitions. The Executive recognizes and agrees that the Company's success is inextricably linked to the dedication and loyalty of its executives and other employees. The Executive recognizes and agrees that in order to ensure that the Company continues to grow and succeed, the Company must protect the core aspects of its business, including but not limited to its substantial relationships with customers, customer goodwill associated with the Company's name and reputation, customer loyalty, and the Company's trade secrets, intellectual property and confidential business information. The Executive hereby expressly acknowledges the validity of the following covenants and that such covenants are reasonably necessary for the Company to protect its business interests, including, but not limited to those cited above. The Executive recognizes and agrees that, since this Agreement will go into effect while the status of the non-compete rule recently enacted by the Federal Trade Commission (“FTC”) is being determined, this Agreement is not prohibited by such rule and is both lawful and enforceable. The Executive represents that the strict enforcement of these restrictions will not in any manner preclude the Executive from gainfully undertaking other positions, in such manner and to such extent as to provide a standard of living for the Executive, the members of the Executive's family and those dependent upon the Executive, of at least the sort and fashion to which the Executive and they have become accustomed and may expect. Further, the Executive expressly acknowledges and agrees that throughout the term of the Executive's relationship with the Company, the Executive will receive extensive information regarding the nature of the Company's business, including but not limited to Confidential Business Information and Trade Secrets (each as herein defined), and extensive education from the Company that will confer in the Executive specialized skills, knowledge and expertise in areas of business in which the Company is involved. The statements contained in this Section 8(a) shall apply to the entire Agreement. Additionally, for purposes of this Agreement, the following definitions apply: i. “Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with the Company. ii. “Business of the Company” shall mean the business of the Company or its Affiliates, or any line of business performed by the Company or its Affiliates, including without limitation any business providing boiler products, environmental systems, and services for power and industrial uses. iii. ”Non-Compete Period” shall mean the term of the Executive's employment with the Company and a period of one (1) year immediately following termination of such employment for any reason, including without limitation the Executive's retirement or any voluntary or involuntary termination. iv. “Territory” shall mean the United States of America, without restriction. For purposes of this Section 8, the Executive acknowledges that Executive's services to the Company are provided on a nationwide basis, and that specific territorial limitations related to the restrictive covenants herein would not adequately protect the legitimate business interests of the Company.

13 b. Covenant Not to Compete. The Executive agrees that during the Non-Compete Period, without the express written consent of the Board, the Executive shall not directly or indirectly: i. Engage in the services of, carry on, consult with, participate in, render services to, own any interest in, share in the earnings of, or invest in the obligations or securities of, any business in the Territory which is the same or similar to the Business of the Company, whether as an individual or for or with any other person, firm, corporation, partnership, joint venture, trust, enterprise or any entity whatsoever; or ii. Reveal or make available to any person or entity any Confidential Business Information (as herein defined) with regard to the Business of the Company, except as may be required by law, or use or attempt to use the Executive's knowledge concerning the Business of the Company in any manner which may injure, cause loss or otherwise be detrimental, or may be intended to injure, cause loss or be otherwise detrimental, to the Business of the Company, or which may benefit, or may be intended to benefit, any other person or entity which is engaged in the same or similar business as the Business of the Company, in each case subject to Section 8(m); or iii. Consult with or render services of any nature to any person or entity, other than the Company, which is engaged in the Territory in a business which is the same or similar to the Business of the Company or any of its Affiliates or any line of business performed by the Company or any of its Affiliates. c. Non-Solicitation. The Executive agrees that during the Non-Compete Period, without the express written consent of the Board, the Executive shall not, directly or indirectly, either as an individual on the Executive's own account or as a partner, owner, joint venture, employee, agent, salesperson, independent contractor, consultant, officer, director, stockholder, or otherwise: i. Counsel, solicit, assist anyone else in soliciting, or attempt to induce any person employed by the Company or any of its Affiliates or any person engaged in an independent contractor relationship with the Company or of its Affiliates, to terminate his or her or their employment or business relationship with the Company or any of its Affiliates; ii. Solicit, attempt to solicit, or assist anyone else in soliciting on behalf of himself or any other person, company or enterprise, any of the Company's, or any of its Affiliates', customers or clients (for purposes of this Agreement, customers shall include clients of the Company and its Affiliates, entities that refer clients to the Company or its Affiliates, and the employees of entities that refer clients to the Company or its Affiliates), or any prospective customers or clients known to the Executive, to do business with or purchase services from any business or individual who competes with the Company or its Affiliates; iii. Advise or suggest to any of the Company's, or any of its Affiliates', actual or prospective customers that they not engage in business with the Company or any of its Affiliates or that they withdraw or cancel any of their business with the Company or any of its Affiliates; or

14 iv. Invest in any company or business entity that competes with the Company or any of its Affiliates, unless such investment is as a less than 5% shareholder, and the company is listed on the national securities exchange or quoted on an automated quoting system. The Executive expressly acknowledges the validity and legitimacy of the Company's stated business interests and agrees that the period of restriction represented by this Section 8 is essential to the full protection of these interests. d. Confidentiality. i. Definitions. For purposes of this Agreement, the following definitions apply: 1. “Confidential Business Information” means ideas, information, knowledge, data and discoveries, that are not generally known in the Company's trade or industry and about which the Executive has knowledge as a result of the Executive's employment with the Company, including without limitation, the identity of any of the Company's clients (past, current, and prospective), lists of clients, data provided by or about such clients, client service information and materials, all information about existing or future contracts with such clients, all information about the products, techniques and services provided by the Company to such clients, all marketing and development plans, forecasts and forecast assumptions and volumes, price and cost objectives, price lists, pricing and quoting policies and procedures, the profit margins and financial information about the Company, employee records and data (including without limitation, records and data relating to the Company's executives), client records and data, marketing strategy and other matters involved in the Company's day-to-day operations, any of the foregoing information related to any Affiliate of the Company, and any and all information or materials in the Company’s possession or under its control from any other person or entity which the Company is obligated to treat as confidential or proprietary, and all know-how, business methods. processes, ideas, all written knowledge, information, discoveries, patents, patent applications, concepts, and other intellectual property (whether or not patentable), schematics, product development plans, forecasts, strategies and other technical, business and financial information, techniques, models, flow charts, research, development, procedures, marketing techniques and materials and development plans and all manifestations and embodiments thereof and improvements made thereto conceived, developed or acquired. 2. “Trade Secret” means information of the Company or any of its Affiliates, including a formula, pattern, compilation, program, method, protocol, technique or process, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts by the Company to maintain its secrecy that are reasonable under the circumstances.

15 e. Covenant of Preservation of Confidentiality. The Executive recognizes that through the Executive's relationship with the Company, the Executive will have access to certain Confidential Business Information and Trade Secrets of the Company. Throughout the term of the Executive's relationship with the Company and thereafter, the Executive agrees to protect the Confidential Business Information and Trade Secrets of the Company from unauthorized use or disclosure, and to take all reasonable steps to ensure the secrecy and confidentiality of all Confidential Business Information and Trade Secrets, in each case subject to Section 8(m). The Executive understands and agrees that Confidential Business Information is a valuable, special and unique asset of the Company which is entitled to protection under the provisions of this Section 8. i. Covenants of Confidentiality and Non-disclosure. Subject to Section 8(m), the Executive agrees that during the Term of this Agreement, and at all times following the termination of the Term for any reason, the Executive will: 1. Not make any use whatsoever, except during the Term on behalf of the Company in the course of the Executive's regular duties to the Company, any Confidential Business Information or Trade Secrets without the prior written consent of the Company expressly waiving the restrictions provided herein; 2. Not disclose or reveal any Confidential Business Information or Trade Secrets to any third party for any reason, except as may be required by law, whether performing services for the Company or otherwise, and not to reproduce or distribute Confidential Business Information or Trade Secrets in any form, tangible or otherwise; 3. Keep all Confidential Business Information and Trade Secrets strictly secret and confidential; 4. Take all reasonable actions to assure proper precautions have been taken to prevent unauthorized access to, disclosure of or loss or destruction of any Confidential Business Information or Trade Secrets provided to the Executive; 5. Promptly return to the Company any Confidential Business Information or Trade Secrets then in tangible form upon the termination of the Executive's employment; and 6. Not take any action or actions in order to avoid or seek to avoid the observance or performance of any of the terms of this Agreement. f. Non-Disparagement. Subject to Section 8(m), the Executive agrees that the Executive shall not, either during the term of the Executive's employment with the Company or at any time after the Executive's employment is terminated for any reason, make or publish (on social media or in any other medium or manner), (i) any disparaging or negative statement or communication (including without limitation any allegations regarding wrongful conduct) regarding the Company or any of its Affiliates, subsidiaries, shareholders, officers, directors, employees or agents, or (ii) any derogatory or negative opinions or statements concerning the Company or any of its Affiliates, shareholders, officers, directors, employees or concerning the Company's operations. The parties acknowledge and agree that Company shall comply with all

16 applicable laws and the Company's internal policies relating to statements regarding the Executive and the character and nature of the termination, if any, of the Executive's employment with the Company. Notwithstanding the foregoing in this Section 8(f), nothing in this Section 8(f) shall preclude the Executive from making truthful statements that are required by applicable law, regulation or legal process, or where applicable law specifically protects the Employee’s right to make the statement. Furthermore, this Section 8(f) does not apply to statements and communications that are made among the Company’s then-current directors and officers, or that are otherwise made by the Executive during the Term in the good faith performance of his duties for the Company. The Company shall not, either during the term of the Executive's employment with the Company or at any time after the Executive's employment is terminated for any reason, make or publish (on social media or in any other medium or manner), (i) any disparaging, or negative, or unflattering statement or communication (including without limitation any allegations regarding wrongful conduct) regarding the Executive, or (ii) any derogatory or negative opinions or statements concerning the Executive, his employment or performance of his duties for the Company. g. Use of Name. The Executive agrees that the Executive will not, directly or indirectly, use any name which is similar to any corporate name of, or any trade name, service mark, trademark, logo or insignia used by, the Company or any of its Affiliates, other than in the performance of the Executive's duties to the Company. Following termination of the Executive's employment with the Company for any reason, the Executive shall not represent himself or herself as being in any way connected with the business of the Company or any of its Affiliates, except to the extent as may be separately agreed upon with the Company in writing. h. Assignment of Inventions. i. Definition. For the purposes of this Agreement, “Inventions” shall be deemed to mean all ideas, concepts, discoveries, inventions, developments, improvements, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, business processes, business strategies, operating procedures, clinical data, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, or licenses to use (whether or not patentable or registrable under copyright or similar statutes), that are or were made, conceived, devised, invented, developed or reduced to practice or tangible medium by the Executive, either alone or jointly with others (a) during any period that the Executive is employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company which relate, directly or indirectly, to the business of the Company or its Affiliates or (b) which arise out of or are incidental to, the Executive's employment or engagement by the Company. ii. Ownership of Inventions. The Executive acknowledges and agrees that all Inventions already existing at the date of this Agreement or which are developed or created after the date of this Agreement, belong to and are the absolute property of the Company and will not be used by the Executive for

17 any purpose other than carrying out the Executive's duties to the Company. iii. Assignment of Inventions; Enforcement of Rights. Without limiting the general applicability of Section 8(h)(ii) above, by signing this Agreement the Executive assigns and agrees to assign in the future to the Company all of the Executive's right, title and interest to any and all Inventions and any and all related patent rights, copyrights and applications and registrations related to such rights. The Executive also agrees to assign all of the Executive’s right, title and interest in and to any particular Inventions to a third party as directed by the Company from time to time. During and after the Executive's employment with the Company, the Executive agrees to cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and the Executive further agrees to execute all documents which the Company shall reasonably request in order to establish or protect the Company's rights in the Inventions. By signing this Agreement, the Executive appoints the Company as the Executive's attorney in fact to execute and deliver any such documents on the Executive's behalf in the event that the Executive should fail or refuse to do so within a reasonable period following the Company's request. iv. Works for Hire. The Executive acknowledges that all original works of authorship made by the Executive (solely or jointly with others) within the scope of the Executive's employment with the Company or any prior engagement of the Executive by the Company, which are protectable by copyright are intended to be “works made for hire,” as that term is defined in Section 101 of the United States Copyright Act of 1976 (the “Act”) and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If deemed necessary by the Company, the Executive agrees that the Executive will, without receiving any further payment or consideration, assign to the Company all of the Executive's right, title and interest in such copyrightable work and will cooperate with the Company, at the Company's expense to secure, maintain and defend, for the Company's benefit, copyrights and any extensions and renewals thereof on any and all such work. By signing this Agreement, the Executive waives all claims to moral rights in any Inventions. v. Records. The Executive agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions made by the Executive during the Executive's period of employment with the Company, and from any prior engagement of the Executive by the Company. The Executive agrees that such records shall be available to and remain the sole property of the Company at all times. vi. Obligation to Keep Company Informed. The Executive agrees that during the term of the Executive's employment with the Company and for a period of six (6) months immediately following termination of such employment, the Executive shall promptly disclose to the Company fully and in writing all inventions created, written, authored, conceived or reduced to practice by the

18 Executive, either alone or jointly with others. In addition, the Executive shall promptly disclose to the Company all patent applications filed by the Executive or on the Executive's behalf within one (1) year after termination of the Executive's employment with the Company. i. No Preparation. The Executive further covenants and agrees that during the Executive's employment with the Company the Executive shall not make preparations to engage in any activity which would be prohibited by the provisions of this Section 8. j. Severability. If any of the covenants in this Section 8 should be found unreasonable by a court of competent jurisdiction, including without limitation any finding that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, it is expressly agreed that such covenant will be construed so that the remaining provisions will not be affected, but will remain in full force and effect, and any such covenant will be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. For example, if a court determines that the non-compete covenant in Section 8(b) above survives for too long a period of time, the non-compete covenant will remain enforceable against the Executive, but the time limitation will be shortened by as much as is determined to be necessary by the court to make such covenant reasonable. The provisions of this Section 8 are severable and if any one or more provisions should be determined by a court of competent jurisdiction to be invalid or otherwise unenforceable; in whole or in part, the remaining provisions (and any partially unenforceable provision to the extent enforceable in any jurisdiction) shall, nevertheless, be binding and enforceable. k. Remedies. The parties agree that the Company will suffer irreparable damage if the Executive violates any covenant in this Section 8; therefore, the Company shall be entitled, in addition to any other rights or remedies that the Company may possess, without the posting of any bond or other security, to injunctive and other equitable relief to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of this Section 8 and the Company shall not be required to prove special damages. Additionally, without limiting the Company's other remedies, if the Executive breaches any covenant in this Section 8, the Executive agrees that the Executive will forfeit the Executive’s right to any payment of Severance payable with respect to the Executive’s Base Salary, as set forth in Section 7(h)(i), but excluding the Executive’s target annual Bonus, while the Executive is breaching such covenant and after any such breach has occurred. l. Survival. The covenants and obligations of the Executive contained in this Section 8 shall survive the termination, for any reason of the Executive's employment with Company and/or the termination of this Agreement. If the Executive violates any covenant or obligation under this Section 8, then the expiration of the Executive's obligations under this Section 8 shall be tolled and extended for a period of time equal in duration to the period of time that the Executive was in breach thereof. Subject to compliance with applicable law, the Executive shall not receive any payments of compensation owed by the Company to the Executive while the Executive is in breach of this Section 8.

19 m. Exceptions. The Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual who files a lawsuit for retaliation by the Company for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding only if (1) the individual files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to court order. Furthermore, subject to the trade secret disclosure prohibitions and exceptions listed here, neither this Section 8 nor anything else in this Agreement limits any rights the Executive may have to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), a state fair employment practices agency, or the U.S. Securities and Exchange Commission (“SEC”), or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; (ii) or other administrative proceeding; (ii) give legislative testimony at the state legislature’s request, or testify in court pursuant to subpoena or court order; or (iii) communicate with the state attorney general, law enforcement or your attorney. n. Permitted Activity. The following provisions of this Section 8(m) control notwithstanding anything else in this Agreement to the contrary. Nothing in this Agreement limits the Executive’s rights to discuss the terms, wages, and working conditions of the Executive’s employment, as protected by applicable law, or prevents the Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, NLRB, or any other federal, state, or local agency charged with the enforcement of any employment laws. Nothing in this Agreement limits the Executive’s right, where applicable, to file, or participate in, an investigative proceeding of any federal (including, without limitation, the Securities and Exchange Commission), state, or local governmental agency or from discussing or disclosing information about unlawful acts in the workplace (such as harassment or discrimination or any other conduct that such Party has reason to believe is unlawful). Pursuant to the Defend Trade Secrets Act of 2016, the Executive may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, provided that such filing is made under seal. Further, the Company will not retaliate against the Executive in any way for any such disclosure made in accordance with the law. In the event a disclosure is made, and the Executive files any type of proceeding against the Company alleging that the Company retaliated against the Executive because of such disclosure, the Executive may disclose the relevant trade secret to the Executive’s attorney and may use the trade

20 secret in the proceeding if (i) the Executive files any document containing the trade secret under seal, and (ii) the Executive does not otherwise disclose the trade secret except pursuant to court or arbitral order. (9) SEVERABILITY. If any provision of this Agreement is ultimately determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable provision shall be deemed severed from this Agreement without affecting the validity of any other term or provision hereof. (10) CONTROLLING LAW. This Agreement shall be constructed and governed under the laws of the State of Ohio, U.S.A., without regard to its conflict of law principles. The Parties agree that any action arising out of the Parties’ relationship or to enforce this Agreement shall be brought in a court of competent jurisdiction in either Summit County, Ohio or the United States District Court for the Northern District of Ohio. Each party hereto consents to the personal jurisdiction and venue of the federal and state courts with jurisdiction in Summit County, Ohio, or in the U.S. District Court for the Northern District of Ohio for a resolution of all disputes arising out of the construction, interpretation, or enforcement of any term or provision of this Agreement, and each party hereby waives the claim or defense that such courts constitute an inconvenient forum. (11) CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. All additions and deletions of provisions from all drafts of this Agreement shall be of no force or effect in the terms of the Agreement or the intentions of the parties hereto. (12) RESOLUTION OF DISPUTES. The Executive and the Company agree that in the event any dispute arises concerning the construction, interpretation, or enforcement of any term or provision of this Agreement other than Section 8 of this Agreement, or any other complaint, grievance, or alleged unfair, improper, discriminatory, or illegal action by the Company, including but not limited to allegations of discrimination, harassment, including sexual harassment, workers' compensation retaliation, whistleblower retaliation, defamation, violation of public policy or any law or regulation, or any claim under any applicable law, regulation, including but not limited to the Ohio Revised Code Section 4112, Ohio Revised Code 4113.52, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, or any other federal or state statute or regulation, or local ordinance or regulation, or any claim of violation of any Company policy or procedure, or any claim for employment discrimination, the Executive and the Company shall settle the dispute by arbitration in accordance with the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the rules of the American Arbitration Association. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief or the imposition of sanctions for abuse or frustration of the arbitration process. Arbitration hereunder is limited to individual claims and

21 cannot be brought on a class basis. (13) EXPENSES OF LITIGATION. Without limiting Section (12) hereof, in the event any litigation or similar proceeding (“Litigation”) is commenced or defended by any party hereto claiming, in such litigation or defense a breach of this Agreement by the other party hereto, and in the event such commencing or defending party is successful on the merits of such claim or defense, and substantially prevails in Litigation, the other party shall pay to the prevailing party, all costs and expenses, including, without limitation, attorney's fees, court costs, and cost of experts and investigation whether at trial, upon appeal, or during investigation, of such prevailing party in prosecuting such claim or establishing such defense. (14) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof (including, without limitation, the Prior Consulting Agreement). The Executive, on behalf of himself and on behalf of OpenSky LLC, agrees that the Prior Consulting Agreement is hereby terminated. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. (15) AMENDMENTS; WAIVER. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and shall require the prior written approval of the parties hereto as evidenced by the manual signature of each party or its respective representative. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. (16) BINDING EFFECT; ASSIGNMENT. The terms of this Agreement shall inure to the benefit of the parties hereto, and shall be binding upon the successors and assigns of the Company and upon the Executive's heirs, executors, representatives and administrators. Notwithstanding the foregoing, this Agreement is based on the personal services of the Executive, and the rights and obligations of the Executive hereunder shall not be assignable by the Executive. (17) TAXES AND 409A COMPLIANCE. a. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Code. b. The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on Executive of any additional tax, penalty, or interest under Section 409A of the Code. c. If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Company (or its delegate) and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code.

22 d. The preceding provisions, however, shall not be construed as a guarantee by the Company that the payments and benefits provided under this Agreement comply with Section 409A of the Code or of any particular tax effect to the Executive under this Agreement. To the extent the Company complies with the terms of this Agreement, the Company shall not be liable to the Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty, interest or other expenses under Section 409A of the Code, for any such tax, penalty interest or other expenses, or for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code. e. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. f. With respect to any reimbursement of expenses of the Executive or provision of in- kind benefits to the Executive subject to Section 409A of the Code, such reimbursement of expenses and provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or provision of in- kind benefits in one taxable year shall not affect the expenses eligible for reimbursement or provision of in-kind benefits in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or provision of in-kind benefit shall not be subject to liquidation or exchange for another benefit. g. Any termination of the Executive's employment triggering payment of the benefits under Section 7(h) or otherwise under this Agreement must constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) before distribution of such benefits can commence. To the extent that the termination of the Executive's employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-l(h) (as the result of further services that are reasonably anticipated to be provided by the Executive to the Company at the time the Executive's employment terminates), any benefits payable under Section 7(h) or otherwise under this Agreement that constitute deferred compensation under Section 409A of the Code and are payable upon a termination of employment shall be delayed until the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-l(h). h. If a payment obligation under this Agreement or other compensation arrangement arises on account of Executive's separation from service while Executive is a “specified employee”, as determined by the Company, any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-l(b)(l), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-l(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid on the first business day after the end of the six (6) month period beginning on the date of such separation from service or, if earlier, on the date of his death. i. Any tax gross-up payments provided under this Agreement shall be paid to the

23 Executive on or before December 31 of the calendar year immediately following the calendar year in which the Executive remits the related taxes. j. To the extent that any amounts payable pursuant to Section 7(h) could, depending on the time the Executive has to consider, execute and revoke the Severance Agreement and Release, become payable in either of two different tax years, such amounts shall be paid within the applicable period of time otherwise provided for but in the second of such two tax years. k. The Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation. Except for such withholding rights, the Executive is solely responsible for any and all tax liability that may arise with respect to the compensation provided under or pursuant to this Agreement. (18) CLAWBACK POLICY. All compensation paid or granted by the Company (including any bonus, incentive, equity award, or otherwise) is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of such compensation or award (or any payment made with respect to any award). The Executive agrees to comply with, and promptly repay to the Company any amounts that are required to be repaid pursuant to, such policy. (19) CONSTRUCTION; LEGAL COUNSEL. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. The Executive agrees and acknowledges that he has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so. (20) NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

24 if to the Company: Babcock & Wilcox Enterprises, Inc. 1200 East Market Street, Suite 650 Akron, Ohio 44305 Attention: Chief Legal Officer if to the Executive, to the address most recently on file in the payroll records of the Company. (21) COUNTERPARTS. This Agreement may be executed and accepted in one or more counterparts for the convenience of the parties, each of which will be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of a facsimile of a manually executed counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof. (22) WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE EMPLOYMENT RELATIONSHIP REPRESENTED BY THE AGREEMENT, EACH PARTY, BY SIGNING THIS AGREEMENT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY OF ANY ISSUES RELATED TO THE AGREEMENT SO TRIABLE. [Signature Page Follows]

25 IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement on the Effective Date first set forth above. EXECUTIVE: Kenneth Young COMPANY: BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title: John J. Dziewisz Executive Vice President and General Counsel

EXHIBIT A TO EXECUTIVE EMPLOYMENT AGREEMENT SEVERANCE AGREEMENT AND RELEASE This Severance Agreement and Release (this “Agreement”) is made and entered into by and among Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and Kenneth Young and such person's heirs, spouse, domestic partner, assigns, executors, administrators and attorneys (the “Executive”). This Agreement was presented to the Executive on [DATE] and, subject to the terms hereof and as explained further in Section 11 below the effective date of this Agreement shall be the date that the seven (7) day revocation period expires without the Executive revoking the Agreement. Pursuant to this Agreement with the Company, as a condition and in consideration of the Executive receiving the Severance as that term is defined in the Executive Employment Agreement between the Executive and the Company dated 1st December 2024 (as amended from time to time, the “Employment Agreement”), the Executive and the Company, desiring to resolve all actual or potential claims the Executive may have against the Company, agree as follows: 1. Obligation of the Company: In consideration of Executive's obligations set forth below, the Company shall provide to Executive the Severance and other payments and benefits described in (and subject to the terms of) Sections (7)(g) and (h) of the Employment Agreement (the “Severance Package”). 2. Obligations of Executive: In consideration of the Company's obligations set forth in the Employment Agreement and specifically the Severance Package described above, and for other good and valuable consideration, the sufficiency of which is hereby confirmed by the Executive: (a) The Executive waives, and releases the Company, and its directors, officers, shareholders, employees, representatives, benefit plan administrators, agents and attorneys, both individually and collectively (collectively, “'the Released Parties”), from all claims, rights, and causes of action, both known and unknown, in law or in equity, of any kind whatsoever that the Executive has or could have maintained against any of the Released Parties through the date of signing this Agreement, including any claim for attorney's fees. Without limiting the generality of the foregoing, the Executive waives, and releases all of the Released Parties from, all claims, rights, and causes of action relating to or arising out of the Executive's employment with, conditions of employment with, compensation by, or separation of employment from, the Company, including, without limitation, any claims, rights, charges, or causes of action arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Acts of 1866 and 1871; the Age Discrimination in Employment Act of 1967, as amended; Executive Order Nos. 11246 and 11478; the Equal Pay Act of 1963 as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; Ohio Revised Code Section 4112; Ohio Revised Code 4113.52; the Americans with Disabilities Act of 1990, as

2 amended; the Family and Medical Leave Act of 1993; the National Labor Relations Act of 1935, as amended; the Fair Labor Standards Act of 1938, as amended the Occupational Safety and Health Act of 1970, as amended; the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Genetic Information Nondiscrimination Act, and any other federal or state law or local ordinance or regulation, including any suit in tort (including fraud, promissory estoppel and negligence) or contract (whether oral, written or implied), including any claim based on alleged breach of the Employment Agreement, any Company policy, or any other common law or equitable basis of action, except for any claim which may not lawfully be waived in this manner. Neither the release Section(s) above nor anything else in this Agreement limit the Executive’s rights to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB"), a state fair employment practices agency, or the U.S. Securities and Exchange Commission ("SEC"), or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; (ii) or other administrative proceeding; (ii) give legislative testimony at the state legislature's request, or testify in court pursuant to subpoena or court order; or (iii) communicate with the state attorney general, law enforcement or the Executive’s attorney. (b) The Executive represents that while the Executive is not legally barred from filing a charge of discrimination, the Executive has not filed, and does not intend to file, any charge of discrimination against any of the Released Parties with any federal, state or local agency and understands that the Company has reasonably relied on the Executive's representations in this paragraph in agreeing to perform the obligations set forth in Section 2 of this Agreement. The Executive further waives any right to any money or other individual relief based on any agency or judicial decision, including class or collective action rulings. However, the Executive may receive money properly awarded by the SEC as a reward for providing information to that agency. 3. Restrictive Covenants. Executive acknowledges that the Executive shall also continue to adhere to those provisions of the Employment Agreement with the Company relating to non-solicitation and non-competition, and all other restrictive covenants contained in Section 8 of the Employment Agreement, all of which are hereby incorporated into this Agreement by reference as if fully set forth in this Agreement. 4. Non-Admission. Neither this Agreement, nor anything contained in it, shall be construed as an admission by any of the Released Parties of any liability, wrongdoing or unlawful conduct whatsoever. 5. Severability. If a court of competent jurisdiction invalidates any provision of this Agreement other than Section 2, above, then all of the remaining provisions of this Agreement shall continue unabated and in full force and effect. 6. Entire Agreement. This Agreement and the Employment Agreement contain the entire understanding and agreement between the parties regarding the subject matter of this Agreement and shall not be modified or superseded except upon express written consent of the parties to this Agreement. The Executive represents and acknowledges that in

3 executing this Agreement, he does not rely and has not relied upon any representation or statement made by the Company or its agents, representatives or attorneys which is not set forth in this Agreement or the Employment Agreement. 7. Governing Law. This Agreement shall be constructed and governed under the laws of the State of Ohio, U.S.A, without regard to its conflict of law principles. The Parties agree that any action arising out of the Parties’ relationship or to enforce this Agreement shall be brought in a court of competent jurisdiction in either Summit County, Ohio or the United States District Court for the Northern District of Ohio. Each party hereto consents to the personal jurisdiction and venue of the federal and state courts with jurisdiction in Summit County, Ohio, or in the U.S. District Court for the Northern District of Ohio for a resolution of all disputes arising out of the construction, interpretation, or enforcement of any term or provision of this Agreement, and each party hereby waives the claim or defense that such courts constitute an inconvenient forum. 8. Agreement Not to be Used as Evidence. This Agreement shall not be admissible as evidence in any proceeding except one in which a party to this Agreement seeks to enforce this Agreement or alleges this Agreement has been breached. 9. Attorneys' Fees. In any action to enforce this Agreement, the prevailing party shall be entitled to recovery of its reasonable attorneys' fees and costs. 10. Opportunity to Consider and Confer. The Executive acknowledges that the Executive has had the opportunity to study, consider, and deliberate upon this Agreement. The Executive further acknowledges and understands that the Executive has been given a period of twenty-one (21) days in which the Executive may, but is not required to, consider this Agreement, that after the Executive signs it, the Executive has seven (7) days in which to revoke it. As such, this Agreement shall not become enforceable until this seven (7) day revocation period expires without the Executive revoking the Agreement. Accordingly, no payments will be made or other consideration provided pursuant to this Agreements until this seven (7) day revocation period expires without the Executive revoking the Agreement. Executive further acknowledges that the Executive fully understands and completely agrees with all of the terms of this Agreement and that the Executive has been, and hereby is, specifically advised to consult with the Executive's attorney before executing this Agreement. [Signature Page Follows.]

4 IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company and the Executive hereby execute this Severance Agreement and Release, consisting of four (4) pages (including this signature page) and including eleven (11) enumerated paragraphs, by signing below voluntarily and with full knowledge of the significance of all of its provisions. PLEASE READ CAREFULLY. THIS SEVERANCE AGREEMENT, WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE: Kenneth Young Date: COMPANY: BABCOCK & WILCOX ENTERPRISES, INC. By: Print Name: Print Title: Date: 11/08/2024 John J. Dziewisz Executive Vice President and General Counsel 11/08/2024